    As filed with the Securities and Exchange Commission on October 18, 2002

                                                Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   ----------

                             MULTIMEDIA GAMES, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

                   Texas                                    74-2611034
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                                   ----------

     8900 Shoal Creek Blvd., Suite 300
               Austin, Texas                                   78757
 (Address of principal executive offices)                   (Zip Code)

                                   ----------

                             2001 Stock Option Plan
                              (Full title of plan)

                                   ----------

           Craig S. Nouis, Vice President and Chief Financial Officer
                             Multimedia Games, Inc.
                        8900 Shoal Creek Blvd., Suite 300
                                  Austin, Texas
                                 (512) 371-7100
 (Name, address and telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                    PROPOSED              PROPOSED
                                                    MAXIMUM               MAXIMUM
    TITLE OF                  AMOUNT                OFFERING              AGGREGATE             AMOUNT OF
 SECURITIES TO                TO BE                  PRICE                OFFERING             REGISTRATION
 BE REGISTERED              REGISTERED              PER UNIT*              PRICE*                  FEE*
-----------------------------------------------------------------------------------------------------------

Common Stock,
 ($.01 par value)          1,750,000**              $ 21.65              $37,887,500              $3,486

===========================================================================================================

*Estimated pursuant to rule 457(c).

**Includes awards that may be granted pursuant to the foregoing Plan and an indeterminate number of shares of Common Stock that may become issuable pursuant to the antidilution provisions of such Plan.



================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         The documents containing the information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information And Employee Plan Annual Information.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

                             Multimedia Games, Inc.
                      8900 Shoal Creek Boulevard, Suite 300
                               Austin, Texas 78757
                                 (512) 371-7100
           Craig S. Nouis, Vice President and Chief Financial Officer


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation Of Documents By Reference.

         The following documents previously filed with the Commission by the Company (Commission File No.0-28318) for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended September 30, 2001.

         2. The Company's Quarterly Report on Form 10-Q for the three months ended December 31, 2001.

         3. The Company's Current Report on Form 8-K filed with the SEC on March 11, 2002.

         4. The Company's Current Report on Form 8-K filed with the SEC on April 18, 2002.

         5. The Company's Current Report on Form 8-K filed with the SEC on April 23, 2002.

         6. The Company's Quarterly Report on Form 10-Q for the three and six months ended March 31, 2002;

         7. The Company's Current Report on Form 8-K filed with the SEC on May 30, 2002.

         8. The Company's Quarterly Report on Form 10-Q for the three and nine months ended June 30, 2002;

         9. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 22, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description Of Securities

         Not applicable.

Item 5. Interests Of Named Experts And Counsel

         None

Item 6. Indemnification Of Directors And Officers

         The Company's By-Laws authorize the Company to indemnify any present or former director, officer, employee, or agent of the Company, or a person serving in a similar post in another organization at the request of the Company, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Texas Business Corporation Act, public policy or other applicable law. Article 202 of the Texas Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits

         Exhibit No.                           Title

         4.1               2001 Stock Option Plan

         5.1               Opinion of Hall, Estill, Hardwick, Gable, Golden &
                           Nelson, P.C.

         23.1              Consent of BDO Seidman, LLP

         23.2 Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)

         24.1              Power of Attorney (included in Signatures)

----------

Item 9. Undertakings

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 18th day of October, 2002.

                                    MULTIMEDIA GAMES, INC.

                                    By: /s/ Craig S. Nouis
                                        ----------------------------------------
                                        Name: Craig S. Nouis
                                        Title: Vice President and Chief
                                               Financial Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Craig S. Nouis and Clifton E. Lind, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Multimedia Games, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Gordon T. Graves                         Chairman of the Board,
--------------------------------------       Chief Executive Officer
Gordon T. Graves                             and Director                                 Dated: October 18, 2002

/s/ Clifton E. Lind                          President, Chief Operating
--------------------------------------       Officer and Director                         Dated: October 18, 2002
Clifton E. Lind

/s/ Craig S. Nouis                           Vice President and Chief Financial           Dated: October 18,  2002
--------------------------------------       Officer (Principal Financial Officer
Craig s. Nouis                               and Principal Accounting Officer)

/s/ Rob Repass                               Director                                     Dated: October 18, 2002
--------------------------------------
Rob Repass

/s/ Thomas W. Sarnoff                        Director                                     Dated: October 18, 2002
--------------------------------------
Thomas W. Sarnoff

/s/ Martin A. Keane                          Director                                     Dated: October 18, 2002
--------------------------------------
Martin A. Keane

/s/ John Winkelman                           Director                                     Dated: October 18, 2002
--------------------------------------
John Winkelman

                               INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                              DESCRIPTION
         -------                             -----------

         4.1               2001 Stock Option Plan

         5.1               Opinion of Hall, Estill, Hardwick, Gable, Golden &
                           Nelson, P.C.

         23.1              Consent of BDO Seidman, LLP

         23.2              Consent of Hall, Estill, Hardwick, Gable, Golden &
                           Nelson, P.C. (included in Exhibit 5.1)

         24.1              Power of Attorney (included in Signatures)